EXHIBIT A
                           (AS OF NOVEMBER 26, 2019)

                              SERIES OF THE TRUST


SERIES                                                      EFFECTIVE DATE
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First Trust CEF Income Opportunity ETF                      September 28, 2016
First Trust Municipal CEF Income Opportunity ETF            September 28, 2016
First Trust TCW Opportunistic Fixed Income ETF              February 13, 2017
EquityCompass Risk Manager ETF                              January 19, 2017
EquityCompass Tactical Risk Manager ETF                     January 19, 2017
First Trust TCW Unconstrained Plus Bond ETF                 May 29, 2018
First Trust Low Duration Strategic Focus ETF                December 18, 2018
FT Cboe Vest U.S. Equity Buffer ETF - August                November 1, 2019
FT Cboe Vest U.S. Equity Deep Buffer ETF - August           November 1, 2019
FT Cboe Vest U.S. Equity Buffer ETF - November              November 1, 2019
FT Cboe Vest U.S. Equity Deep Buffer ETF - November         November 1, 2019
First Trust Active Factor Large Cap ETF                     November 24, 2019
First Trust Active Factor Mid Cap ETF                       November 24, 2019
First Trust Active Factor Small Cap ETF                     November 24, 2019